SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2006

Commission file number 001-12215

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, during a regularly scheduled and properly called meeting of the board of directors (the "Board") of Quest Diagnostics Incorporated (the "Company"), Mr. James F. Flaherty III, a director of the Company, notified the Board of his decision not to stand for reelection as a director of the Company at the Company's 2006 Annual Meeting of Stockholders. Mr. Flaherty's term as a director will expire on the date of the 2006 Annual Meeting of Stockholders which is currently scheduled for May 4, 2006. Mr. Flaherty's decision was not the result of any disagreement with the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2006

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr. Assistant General Counsel and Assistant Corporate Secretary